UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2007

Tupperware Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14901 South Orange Blossom Trail	32837
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 407-826-5050

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Tupperware Brands Corporation (“Tupperware” or the “Company”) had a fire begin on December 11, 2007 at its main finished goods warehouse at its Hemingway, S.C. Tupperware U.S., Inc. facility. The fire resulted in a total loss of that building and the inventory stored there. There have been no injuries connected with the fire, and the cause has not been determined.

Manufacturing capability was not impacted, nor was the Company’s distribution infrastructure directly impacted. The Company is currently working to minimize potential disruption with its independent sales force, including increasing production in Hemingway and its European and Mexican manufacturing facilities to be able to supply products. The Company is insured for damages to the warehouse, inventory, and costs associated with disruption of the business.

A copy of a press release issued by Tupperware reporting the fire is included as Exhibit 99.1

Certain statements made by the Company in this report and the press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties which may cause actual results to differ materially from those projected in forward-looking statements. These factors include actual damages incurred, additional inventory that may have been destroyed and costs associated with the disruption to the Company’s sales force. These and other factors are more fully described in our Annual Report on Form 10-K for the year ended December 30, 2006 and other reports on file with the Securities and Exchange Commission. The Company does not intend to regularly update forward-looking information.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of Tupperware Brands Corporation dated December 12, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION
(Registrant)
Date: December 17, 2007
/s/ Michael S. Poteshman
Michael S. Poteshman
Executive Vice President and Chief Financial Officer